Exhibit 99.1

[Logo]


                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                  Valerie Finberg
                  720-888-2292                                      720-888-2501


                      Level 3 Announces Pricing of Private
                            Offering of Senior Notes

BROOMFIELD, Colo., February 9, 2007 -- Level 3 Communications, Inc. (Nasdaq:LVLT) today announced that its subsidiary, Level 3 Financing, Inc., has agreed to sell $1.0 billion aggregate principal amount of senior notes - $300 million aggregate principal amount of Floating Rate Senior Notes due 2015 and $700 million aggregate principal amount of 8.75% Senior Notes due 2017 - in a private offering to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 and outside the United States under Regulation S under the Securities Act of 1933. The Floating Rate Senior Notes due 2015 have an interest rate equal to the six month London Interbank Offered Rate, or LIBOR, which will be reset semi-annually, plus 3.75%.

A portion of the debt represented by the notes constitutes purchase money indebtedness under the existing indentures of Level 3 and the portion of the net proceeds from this offering that constitutes purchase money indebtedness will be used solely to fund the cost of construction, installation, acquisition, lease, development or improvement of any assets to be used in Level 3's communications business, including the cash purchase price of Level 3's recently completed and future acquisitions.

Level 3 will also use a portion of the net proceeds to refinance certain existing indebtedness of Level 3 Financing and pay fees and expenses in connection therewith.

Following the completion of this offering, Level 3 currently intends to call for redemption its 12-7/8% Senior Discount Notes due 2010 using cash on hand.

The offering is expected to be completed on February 14, 2007, subject to market conditions.

The senior notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Level 3 Communications
Level 3 Communications, Inc. (Nasdaq: LVLT), an international communications company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, voice services and voice over IP services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

"Level 3 Communications," "Level 3" and the Level 3 Communications logo are registered service marks of Level 3 Communications, Inc. in the United States and/or other countries. Any other product and company names herein may be trademarks of their respective owners. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; and the ability to meet all of the terms and conditions of our debt obligations. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.


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